UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Rights Agreement

On March 12, 2008, Rentech entered into Amendment No. 2 (the “Amendment “) to the amended Rights Agreement (the “Rights Agreement”), dated as of January 18, 2005, by and between Rentech, Inc., a Colorado corporation (the “Company”), and Computershare Trust Company, N.A., successor in interest to Computershare Trust Company, Inc., as Rights Agent.  The Rights Agreement authorizes the issuance to existing shareholders of substantial numbers of rights to purchase shares of preferred stock or shares of common stock in the event a third party seeks to acquire control of a substantial block of the Company’s common stock.  One preferred stock purchase right is attached to each outstanding share of the Company’s common stock. The Amendment increases the beneficial ownership threshold for a party to trigger the issuance of such rights from 15% of the Company’s common stock to 17.5% of the Company’s common stock and increases the threshold for a tender of exchange offer to trigger the issuance of such rights from 15% to 17.5%.  A copy of the Amendment is attached hereto as Exhibit 4.1.

Item 3.03 Material Modification to Rights of Security Holders.

As disclosed under Item 1.01 above, the Company has amended its Rights Agreement effective March 12, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit
Exhibit 4.1	Amendment No. 2 to amended Rights Agreement dated March 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: March 18, 2008	By:	/s/ Colin M. Morris
Colin M. Morris
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit
Exhibit 4.1	Amendment No. 2 to amended Rights Agreement dated March 12, 2008.

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